SUBSCRIPTION AGREEMENT
Aquiline Technology Growth Fund L.P.
c/o Aquiline Capital Partners LLC
535 Madison Ave, 24th Floor
New York, NY 10022
Ladies and Gentlemen:
1.The subscriber named on the signature page to this Subscription Agreement (the “Subscriber”) hereby applies to become a limited partner of Aquiline Technology Growth Fund L.P., a Cayman Islands exempted limited partnership (the “Partnership”), or at the discretion of Aquiline Technology Growth GP Ltd., a Cayman Islands exempted company (the “General Partner”), to become a limited partner of any Parallel Fund (as defined in the Partnership Agreement referred to below), in each case, on the terms and conditions set forth in this Subscription Agreement and in the Amended and Restated Exempted Limited Partnership Agreement of the Partnership, as the same may be amended, restated, and/or supplemented from time to time (the “Partnership Agreement”), a copy of which has been furnished to the Subscriber. In the event the Subscriber subscribes for interests in a Parallel Fund as discussed above, any references herein to the Partnership, the General Partner, a Limited Partner, a Partner, Interests and the Partnership Agreement shall, where applicable, mean such Parallel Fund, any general partner thereof, a limited partner thereof, a partner thereof, limited partnership interests therein and the agreement thereof governing the rights of the partners thereof. Capitalized terms used in this Subscription Agreement and not otherwise defined in this Subscription Agreement shall have the meanings assigned to them in the Partnership Agreement. All references herein to “dollars” or “$” are to U.S. dollars.
2.    (a)    To the fullest extent permitted by law, the Subscriber hereby irrevocably subscribes for a limited partnership interest in the Partnership (an “Interest”) with a Capital Commitment as set forth on the Subscriber’s signature page hereto (subject to reduction as provided in Section 3 below). To the fullest extent permitted by law, the Subscriber understands that it is not entitled to cancel, terminate or revoke this subscription or any agreements of the Subscriber hereunder.
(b)    The Subscriber acknowledges and agrees that it shall be obligated to pay the amount of its Capital Commitment in such increments, at such times and in such manner as is determined by the General Partner pursuant to the Partnership Agreement.
(c)    The Subscriber further acknowledges and agrees that, in accordance with Section 2.9 of the Partnership Agreement, if the General Partner structures a potential Portfolio Investment or restructures an existing Portfolio Investment using an Alternative Investment Vehicle or Intermediate Entity, the Subscriber may be admitted as a partner, member or other equity holder of such Alternative Investment Vehicle and/or Intermediate Entity, and if so, shall make capital contributions directly to such Alternative Investment Vehicle or such Intermediate Entity to the same extent, for the same purposes and on the same terms and conditions as Partners are required to make Capital Contributions to the Partnership, and such capital contributions shall reduce the Unpaid Capital Commitment of the Subscriber to the same extent as if Capital Contributions were made to the Partnership with respect thereto. In the event that the Subscriber is admitted as a partner, member or other equity holder of an Alternative Investment Vehicle and/or Intermediate Entity, the continued accuracy of all of the representations made by the Subscriber in this Subscription Agreement shall be deemed to be confirmed by the Subscriber upon the admittance of the Subscriber to such entity.

(d)    The Subscriber acknowledges and agrees that, in accordance with Section 2.10 of the Partnership Agreement, the General Partner may assign all or a portion of the Subscriber’s Interest to a Parallel Fund. In the event that the Subscriber is admitted as a partner, member or other equity holder of a Parallel Fund, the continued accuracy of all of the representations made by the Subscriber in this Subscription Agreement shall be deemed to be confirmed by the Subscriber upon the admittance of the Subscriber to such Parallel Fund.
3.    The Subscriber acknowledges and agrees that the General Partner, on behalf of the Partnership, reserves the right, in its sole and absolute discretion, to accept or reject this subscription for an Interest (which includes the Capital Commitment applied for by the Subscriber and set forth on the signature page hereto) for any reason or no reason, in whole or in part, at any time prior to acceptance thereof, notwithstanding execution of this Subscription Agreement by or on behalf of the Subscriber.
4.    The Subscriber acknowledges and agrees that the General Partner shall notify the Subscriber in writing as to the acceptance, in whole or in part, or rejection of the Subscriber’s subscription for an Interest. An Interest shall not be deemed to be sold or issued to, or owned by, the Subscriber until the date that the Subscriber’s subscription is accepted by the General Partner acting on behalf of the Partnership (notice of which shall be given promptly in writing to the Subscriber and which date shall not in any event occur prior to the date on which the General Partner first accepts subscriptions on behalf of the Partnership and executes the Partnership Agreement (the “Initial Closing Date”)). The Subscriber agrees that the General Partner reserves the right, in its sole and absolute discretion, to admit the Subscriber to the Partnership either on the Initial Closing Date or on the date of any subsequent closing following the Initial Closing Date. For purposes of this Subscription Agreement, “Closing Date” means the date, if any, on which the Subscriber is admitted as a Limited Partner to the Partnership. The Partnership Agreement shall become binding upon the Subscriber, and the Subscriber shall be admitted as a Limited Partner and shall have all the rights of, and shall comply with all the obligations of, a Limited Partner as set out in the Partnership Agreement, on the applicable Closing Date.
5.    Subject to Section 8 hereof, if this subscription is rejected in full, or in the event the closing applicable to the Subscriber does not occur (in which event this subscription shall be deemed to be rejected), this Subscription Agreement shall thereafter have no force or effect except as set forth in this Section 5. If so rejected, the Partnership shall return to the Subscriber, without interest or deduction, any payment tendered by the Subscriber, if any, and the Partnership and the Subscriber shall have no further obligations to each other hereunder, other than an obligation to keep information relating to the Partnership and the offering of Interests confidential.
6.    The Subscriber agrees to furnish to the General Partner all information that the General Partner has requested in this Subscription Agreement (and in the Prospective Investor Questionnaire, the Anti-Money Laundering Supplement and CRS and the UK CDOT Self-Certification Form attached hereto and forming a part of this Subscription Agreement), or may hereafter reasonably require, in order (i) to comply with any laws, rules or regulations applicable to the Partnership, the General Partner, Aquiline Capital Partners LLC (the “Manager”) or any of their Affiliates, (ii) to determine whether or not the Subscriber is, or shall be on the Closing Date, (a) an “accredited investor” as defined in Regulation D, promulgated under the United States Securities Act of 1933, as amended from time to time (the “Securities Act”), (b) a “qualified client” within the meaning of Rule 205-3 under the United States Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”), and (c) a “qualified purchaser” as defined in Section 2(a)(51) of the United States Investment Company Act of 1940, as amended from time to time (the “Investment Company Act”), (iii) to determine the number of persons by which the Interest to be acquired by the Subscriber would be considered to be beneficially owned for purposes of Section 3(c)(1) of the Investment Company Act, and (iv) to determine the tax status and residence of the Subscriber.
7.    The Subscriber hereby represents and warrants to, and agrees with, the General Partner and the Partnership that the following statements are true and correct as of the date hereof and shall be true and correct as of the Closing Date applicable to the Subscriber:
(a)    The Subscriber is acquiring the Interest for its own account, solely for investment purposes and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. The Subscriber is not obligated to sell or transfer the Interest purchased hereunder pursuant to any binding agreement, undertaking or arrangement and the Subscriber has no current plan or intention to sell or otherwise dispose of the Interest in any transaction that could be integrated with the purchase and sale of Interests contemplated by this Subscription Agreement.
(b)    The Subscriber acknowledges that (i) the offering and sale of the Interests have not been and shall not be registered under the Securities Act and are being made in reliance upon federal and state exemptions for transactions not involving a public offering and (ii) the Partnership shall not be registered as an investment company under the Investment Company Act. In furtherance thereof, the Subscriber (x) represents and warrants that it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act), a “qualified client” (as defined in Rule 205-3) of the Advisers Act, and, unless otherwise indicated in the Prospective Investor Questionnaire, a “qualified purchaser” (as defined in the Investment Company Act), and that the information relating to the Subscriber set forth in the Prospective Investor Questionnaire, the Anti-Money Laundering Supplement and the CRS and UK CDOT Self-Certification Form attached hereto and forming a part of this Subscription Agreement is complete and accurate as of the date set forth on the signature page hereto and shall be complete and accurate as of the Closing Date applicable to the Subscriber and (y) agrees to notify the General Partner of any change in any such information occurring at any time prior to the dissolution or the termination of the Partnership.
(c)    The Subscriber (either alone or together with any advisors retained by the Subscriber in connection with evaluating the merits and risks of prospective investments) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing an Interest, including, without limitation, the risks set forth under the caption “Risk Factors and Potential Conflicts of Interest” in the Confidential Offering Memorandum for the Partnership (as amended or supplemented from time to time the “Offering Memorandum”), and is able to bear the economic risk of such investment, including a complete loss. The Subscriber understands that (i) the Interest has not been and will not be registered under the Securities Act or the securities laws of any U.S. state and accordingly may not be offered, sold, transferred or pledged unless the Interests are duly registered under the Securities Act and all other applicable securities laws or such offer or sale is made in accordance with an exemption from registration, (ii) the Partnership Agreement (as modified by any side letter between the Subscriber and the General Partner (the “Side Letter”), if applicable) contains substantial restrictions on the transferability of the Interest, (iii) no market for resale of any Interest exists or is expected to develop, (iv) the Subscriber may not be able to liquidate its investment in the Partnership and (v) any instruments representing an Interest may bear legends restricting the transfer thereof.

(d)     The Subscriber understands that the offering and sale of the Interests in non-U.S. jurisdictions may be subject to additional restrictions and limitations and represents and warrants that it is acquiring its Interest in compliance with all laws, rules, regulations and other legal requirements applicable to the Subscriber in jurisdictions in which the Subscriber is resident and in which such acquisition is being consummated. In connection with the purchase of an Interest, the Subscriber meets all suitability standards imposed on it by applicable law. Further, to the Subscriber’s knowledge, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or other filings are required to be made, in connection with the purchase of an Interest by the Subscriber.
(e)    The Subscriber has been furnished with, and has carefully read, the Offering Memorandum and the Partnership Agreement and has been given the opportunity to (i) ask questions of, and receive answers from, the General Partner or any Affiliate thereof concerning the terms and conditions of the offering and other matters pertaining to an investment in the Partnership and (ii) obtain any additional information which the General Partner can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Partnership. In considering a subscription of Interests, the Subscriber has not relied upon any representations made by, or other information (whether oral or written, including any information provided by the General Partner through an online data site) furnished by or on behalf of, the Partnership, the General Partner, the Manager or any of their respective directors, officers, employees, agents or Affiliates, other than as set forth in the Offering Memorandum, the Partnership Agreement or the Side Letter (if applicable). The Subscriber has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Partnership in light of its particular tax and financial situation, and has determined that the Interests being subscribed for by it hereunder are a suitable investment for it.
(f)    The Subscriber, if it is a corporation, limited liability company, trust, partnership or other entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the execution, delivery and performance by it of this Subscription Agreement and the Partnership Agreement (each as modified by the Side Letter, if applicable) are within its powers, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the General Partner) and do not and shall not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which the Subscriber is a party or by which the Subscriber or any of the Subscriber’s properties is bound. The signature on the signature page of this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes, and the Partnership Agreement, when executed and delivered by the General Partner on the Subscriber’s behalf, shall constitute, a valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.
(g)    If the Subscriber is a natural person, the execution, delivery and performance by such person of this Subscription Agreement and the Partnership Agreement are within such person’s legal right, power and capacity, require no action by or in respect of or filing with, any governmental body, agency, or official (except as disclosed in writing to the General Partner) and do not and shall not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which such person is a party or by which such person or any of such person’s properties are bound. The signature on the signature page of this Subscription Agreement is genuine, the Subscriber has legal competence and capacity to execute the same, and this Subscription Agreement constitutes, and the Partnership Agreement when executed and delivered by the General Partner on the Subscriber’s behalf shall constitute, a valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.
(h)    Unless otherwise indicated in the Prospective Investor Questionnaire, the Subscriber is not a participant-directed defined contribution plan (such as a 401(k) plan), or a partnership or other investment vehicle (i) in which its partners or participants have or shall have any discretion as to their level of investment in the Subscriber or in investments made by the Subscriber (including the Subscriber’s investment in an Interest), or (ii) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Partnership.
(i)    If the Subscriber is a private investment company or non-U.S. investment company exempt from registration under the Investment Company Act pursuant to Section 3(c)(1), 3(c)(7) or 7(d) thereunder, unless otherwise indicated in the Prospective Investor Questionnaire, the Subscriber’s Interest constitutes, and after the Closing Date applicable to the Subscriber shall continue to constitute, less than 40% of each of the Subscriber’s total assets and committed capital.
(j)    Unless otherwise disclosed in writing to the General Partner, the Subscriber is not a registered investment company under the Investment Company Act, is not required to register as an investment company under the Investment Company Act and is not a business development company as defined in the Advisers Act.
(k)    If the Subscriber is a “charitable remainder trust” within the meaning of Section 664 of the Code, the Subscriber has advised the Partnership in writing of such fact and the Subscriber acknowledges that it understands the risks, including specifically the tax risks, if any, associated with its investment in the Partnership.
(l)     If the Subscriber is purchasing its Interest with funds that constitute, directly or indirectly, the assets of (i) an employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) or Section 4975 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”), or (ii) or a governmental plan subject to any federal, state or local law substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”), it acknowledges that the Subscriber (and, as applicable, any person responsible for the decision to purchase an Interest) has evaluated for itself the merits of such investment, is qualified to make such investment decision and, to the extent it deems necessary, has consulted its own investment advisors and legal counsel regarding the purchase of an Interest and it has not solicited and has not received from the General Partner, the Manager or any of their respective directors, officers, employees, agents or Affiliates any evaluation or other investment advice on any basis in respect of the advisability of a subscription for an Interest in light of the plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets and it is not relying and has not relied on the General Partner or any director, officer, employee, agent or Affiliate thereof for any such advice. The Subscriber represents that, based upon the assumption that the assets of the Partnership do not constitute “plan assets” under Title I of ERISA or Section 4975 of the Code, neither (x) the execution and delivery of this Subscription Agreement nor the purchase of the Subscriber’s Interest in the Partnership will result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or under Similar Law; and (y) if the Subscriber is a governmental plan subject to Similar Law, the investment by the Subscriber will not cause the assets of the Partnership to be subject to any such Similar Law. If the Subscriber is subject to Part 4 of Subtitle B of Title I of ERISA, the Subscriber acknowledges that none of the General Partner, the Manager or any of their respective Affiliates is a “fiduciary” (within the meaning of ERISA) of the Subscriber in connection with the Subscriber’s purchase of Interests.
(m)    If the Subscriber is subject to Title I of ERISA and/or Section 4975 of the Code (a “Plan”), then the Subscriber on behalf of the authorized fiduciary of the Plan (the “Fiduciary”) represents, acknowledges and agrees that: (i) the purchase of the Interests by the Plan is an arm’s length transaction related to an investment in securities or other investment property; (ii) the Fiduciary is either (A) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency, (B) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan, (C) an investment adviser registered under the Advisers Act or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business, (D) a broker-dealer registered under the United States Securities Exchange Act of 1934, as amended from time to time, or (E) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million; (iii) the Fiduciary is capable of evaluating investment risks independently, both in general and with regard to the purchase of the Interests; (iv) the General Partner and the Manager have informed the Fiduciary (x) that none of the General Partner, the Manager, or any of their Affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of the Interests, and (y) of the existence and nature of the General Partner’s and the Manager’s financial interests associated with the purchase of the Interests, including the fees and other distributions that the General Partner and/or the Manager anticipate receiving from the Partnership on account of the purchase of the Interests; (v) the Fiduciary is a fiduciary under ERISA or the Code, or both, with respect to the purchase of the Interests by the Subscriber, and is responsible for exercising independent judgment in evaluating such purchase of the Interests; and (vi) none of the General Partner, the Manager, or any of their Affiliates has received, or will receive, a fee or other compensation directly from any of the Subscriber, any fiduciary of the Subscriber (including the Fiduciary), or any participant or beneficiary of the Subscriber, for the provision of investment advice (as opposed to other services) in connection with the purchase of the Interests by the Subscriber or otherwise.

(n)    Unless otherwise indicated in the Prospective Investor Questionnaire, the Subscriber is not a Benefit Plan Investor1 as defined under Section 3(42) of ERISA and any regulations thereunder. The Subscriber agrees to promptly notify the General Partner in writing if there is any change in the percentage of the Subscriber’s assets that are treated as “plan assets” for the purpose of Section 3(42) of ERISA and any regulations promulgated thereunder.
(o)    If the Subscriber is an insurance company and is investing assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Partnership, then, unless otherwise indicated in the Prospective Investor Questionnaire, such assets underlying the general account do not constitute “plan assets” within the meaning of Section 401(c) of ERISA. The Subscriber agrees to promptly notify the General Partner in writing if there is any change in the percentage of the general account’s assets that constitute “plan assets” within the meaning of Section 401(c) of ERISA.
(p)    If the Subscriber is a corporation, limited liability company, trust, partnership or other entity organized under the laws of a jurisdiction outside of the United States, the Subscriber represents and warrants that it is not aware of any foreign laws or regulations that might restrict its ability to make Capital Contributions pursuant to the Partnership Agreement.
(q)    The Subscriber (i)(A) is subscribing for Interests solely for its own account, own risk and own beneficial interest, (B) if it is an entity, including without limitation a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an “Entity”), has carried out thorough due diligence as to, and established the identities of, such Entity’s Related Persons2, holds the evidence of such identities and shall maintain all such evidence for at least six years from the date of the completion of the liquidation of the Partnership and shall make such information available to the Partnership and the General Partner upon the General Partner’s reasonable request, and (C) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Interests to any other person (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), or (ii)(A) is subscribing for Interests as a record owner and shall not have a beneficial ownership interest in the Interests, (B) is acting as an agent, trustee, representative, intermediary, nominee or in a similar capacity for one or more natural persons,
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1 A “Benefit Plan Investor” includes (i) an “employee benefit plan” that is subject to the provisions of Title I of ERISA; (ii) a “plan” that is not subject to the provisions of Title I of ERISA, but is subject to the prohibited transaction provisions of Section 4975 of the Code, such as IRAs and certain retirement plans for self-employed individuals; and (iii) a pooled investment fund whose assets are treated as “plan assets” under Department of Labor Regulations 2510.3-101, as modified by Section 3(42) of ERISA because “employee benefit plans” or “plans” hold 25% or more of any class of equity interest in such pooled investment fund.
2 A “Related Person” means, with respect to any Entity, any investor, director, senior officer, trustee, beneficiary or grantor of such Entity; provided that in the case of (i) an Entity the securities of which are listed on a national securities exchange or quoted on an automated quotation system in the United States (a “Publicly Traded Company”), (ii) a wholly-owned subsidiary of such an Entity that is a Publicly Traded Company or (iii) a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is (A) organized in the United States or (B) any United States government or any state department or other political subdivision thereof or any non-U.S. governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government (a “Qualified Plan”), the term “Related Person” excludes the investors and beneficiaries of such Publicly Traded Company or such Qualified Plan.

Entities, nominee accounts or beneficial owners (each such person or Entity, if any, for whom the Subscriber acts as agent, representative, intermediary, nominee or in a similar capacity, a “Beneficiary”3), and understands and acknowledges that the representations, warranties and agreements made in this Subscription Agreement are made by the Subscriber with respect to both the Subscriber and each such Beneficiary, (C) has all requisite power and authority from each such Beneficiary to execute and perform the obligations under this Subscription Agreement, (D) has carried out thorough due diligence as to, and established the identity of, each such Beneficiary (and, if a Beneficiary is not a natural person, the identities of such Beneficiary’s Related Persons (to the extent applicable)), holds the evidence of such identities and shall maintain all such evidence for at least five years from the date of the completion of the liquidation of the Partnership and shall make such information available to the Partnership and the General Partner upon the General Partner’s reasonable request, and (E) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Interests to any person (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction) other than any such Beneficiary.
(r)    If the Subscriber is a grantor trust, S Corporation or entity treated as a partnership for U.S. federal income tax purposes, (i) at no time during the term of the Partnership shall substantially all of the value of a Beneficiary’s interest in the Subscriber (directly or indirectly) be attributable to the Subscriber’s ownership of the Interest, or (ii) the Subscriber does not have, in acquiring the Interest, a principal purpose of permitting the Partnership to satisfy the 100 partner limitation in Treasury Regulations Section 1.7704-1(h)(1), and, to the best of Subscriber’s knowledge, no Beneficiary has such a principal purpose.
(s)    Either (i) the Subscriber is not, and will not become, a disregarded entity or grantor trust for Federal income tax purposes, or (ii) the Subscriber is a disregarded entity or grantor trust and the Federal tax owner or grantor, as applicable, of the Subscriber agrees to be bound by the representations and warranties of the Subscriber contained in Section 7(r) of this Subscription Agreement as if such owner or grantor, as applicable, were the Subscriber.
(t)    The proposed investment in the Partnership by the Subscriber or any Beneficiary, as the case may be, shall not directly or indirectly contravene any applicable anti-money laundering laws, rules and regulations (a “Prohibited Investment”) and no Capital Contribution to the Partnership by such Subscriber or, if applicable, any Beneficiary shall be derived from any illegal or illegitimate activities. The Subscriber does not know or have any reason to suspect that the proceeds from the Subscriber’s investment in the Interests will be used to finance any illegal activities.

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3 For the avoidance of doubt, to the extent that the Subscriber is acting as an agent, trustee, representative, intermediary, nominee or in a similar capacity for one or more Beneficiaries, the representations, warranties and agreements made in this Subscription Agreement shall be deemed representations, warranties and agreements of each Beneficiary, as if such Beneficiary completed this Subscription Agreement.

(u)    The Subscriber understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and other U.S. government agencies prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals4. The Subscriber further represents and warrants that none of the Subscriber, any of its Affiliates, or, if applicable, any Beneficiary or Related Person, is a country, territory, person or entity named on an OFAC list or any other applicable restricted party lists, including OFAC’s Specially Designated Nationals List, and none of the Subscriber, any of its Affiliates, or, if applicable, any Beneficiary or Related Person, is a natural person or Entity with whom dealings are prohibited under any OFAC regulations.
(v)    Neither the Subscriber nor, if applicable, any Beneficiary or Related Person, is, receives deposits from, makes payments to or conducts transactions relating to a foreign bank without a physical presence in any country other than a foreign bank that (i) is an Affiliate of a depositary institution, credit union or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable, (ii) is subject to supervision and inspection by a banking authority in the country regulating such affiliated depositary institution, credit union, or foreign bank (each, a “Regulated Affiliate”), (iii) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (iv) employs one or more individuals on a full-time basis, (v) maintains operating records related to its banking activities, (vi) is subject to inspection by the banking authority which licensed the foreign bank to conduct banking activities and (vii) does not provide banking services to any other foreign bank that does not have a physical presence in any country and that is not a Regulated Affiliate.
(w)    The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in any document (including the Partnership Agreement, any Side Letters or similar agreements), if, following the Subscriber’s investment in the Partnership, the General Partner or the Manager reasonably believes that the investment is or has become a Prohibited Investment or if otherwise required by law, the General Partner on behalf of the Partnership may be obligated to “freeze the account” of the Subscriber, either by (i) prohibiting additional Capital Contributions, (ii) restricting any distributions, (iii) declining any requests to transfer the Subscriber’s Interest and/or (iv) segregating the assets in the Subscriber’s account in compliance with governmental regulations. In addition, in any such event, the Subscriber may (A) forfeit its Interest, (B) may be forced to withdraw from the Partnership or may otherwise be subject to the remedies required by law, (C) to the fullest extent permitted by law, shall have no claim against any Indemnified Party (as such term is defined in the Partnership Agreement) for any form of damages as a result of any of the actions described in this paragraph and (D) shall promptly pay or reimburse the Partnership, the Manager and General Partner for any and all expenses and costs incurred by the Partnership, the Manager or the General Partner in connection with any such actions (which such payment shall not be deemed a Capital Contribution). The Partnership may also be required to report such action and to disclose the Subscriber’s identity or provide other information with respect to the Subscriber to OFAC or other governmental entities.
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4 The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <www.treas.gov/ofac>.

(x)    Except as otherwise disclosed to the General Partner in writing: (i) neither the Subscriber nor, if applicable, any Beneficiary or Related Person, is resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated by the Financial Action Task Force as having strategic deficiencies in its anti-money laundering and counter-terrorist financing standards (a “Strategically Deficient Jurisdiction”5); (ii) the subscription funds of the Subscriber and, if applicable, any Beneficiary, do not originate from, nor will they be routed through, an account maintained at (A) a Foreign Shell Bank,6 (B) a foreign bank (other than a Regulated Affiliate) that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license, or (C) a bank organized or chartered under the laws of a Strategically Deficient Jurisdiction; and (iii) neither the Subscriber nor, if applicable, any Beneficiary or Related Person, is a senior non-U.S. government, political or military official or any other Senior Foreign Political Figure (as defined in the PATRIOT Act) (each, a “Politically Exposed Person”), or an immediate family member or close associate of a Politically Exposed Person.
(y)    The Subscriber agrees to promptly notify the Partnership should the Subscriber become aware of any change in the information set forth in paragraphs (a) through (y) of this Section 7.
(z)    The Subscriber understands that legal counsel to the Partnership, the Manager, the General Partner and to any of their respective Affiliates shall not be representing the Subscriber or any other investor in the Partnership, and no independent counsel has been retained to represent the Subscriber or any other investor in the Partnership.
(aa)    The Subscriber acknowledges that the Interest will not be issued until such time as the General Partner has received and is satisfied with all the information and documentation requested to verify the Subscriber’s identity. Where, at the sole discretion of the General Partner, the Interest is issued prior to the General Partner having received all the information and documentation required to verify the Subscriber’s identity, the General Partner reserves the right to refuse to make any withdrawal payment or distribution to the Subscriber, until such time as the General Partner has received and is satisfied with all the information and documentation requested to verify the Subscriber’s identity.
(bb)    The Subscriber acknowledges and agrees that any distributions paid to it by the Partnership shall be paid to, and any contributions made by it to the Partnership shall be made from, an account in the Subscriber’s name unless the General Partner, in its sole discretion, agrees otherwise in writing.

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5 Subscribers should visit: http://www.fatf-gafi.org/topics/high-riskandnon-cooperativejurisdictions/ for a complete list of Strategically Deficient Jurisdictions.
6 A “Foreign Shell Bank” means a foreign bank without a physical presence in any country that is not a Regulated Affiliate.

(cc)    The Subscriber agrees, to the extent permitted by law, to promptly provide any information requested by the General Partner which the General Partner reasonably believes shall enable the Partnership or its agents to comply with all applicable anti-money laundering laws, rules and regulations, (including, without limitation, the Money Laundering Regulations of the Cayman Islands), including any laws, rules and regulations applicable to an investment held or proposed to be held by the Partnership and information related to the Subscriber which the General Partner reasonably believes is necessary to allow the Partnership or its agents to comply with any tax reporting, tax withholding or tax payment obligations of the Partnership or such agents to establish the Partnership’s, any Alternative Investment Vehicle’s or any Portfolio Company’s legal entitlement to an exemption from, or reduction of, withholding tax including U.S. federal withholding tax, or any other taxes or similar payments. The Subscriber understands and agrees that the Partnership or its agents may release confidential information about the Subscriber and, if applicable, any Beneficiary or Related Person to any Person, if the General Partner, in its sole and absolute discretion, determines that such disclosure is in the best interests of the Partnership in light of relevant laws, rules and regulations concerning Prohibited Investments, and any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on any such person by law or otherwise.
(dd)    The Subscriber acknowledges and agrees that: (i) the Partnership has only recently been formed and has no financial or operating history; (ii) there are substantial risks incident to purchasing Interests, as summarized in the Offering Memorandum under the heading “Risk Factors and Potential Conflicts of Interest” and in other portions of the Offering Memorandum; (iii) the Manager pursuant to the Investment Management Agreement, and the General Partner shall receive substantial compensation in connection with the management of the Partnership; (iv) neither the General Partner, the Manager, nor any of their respective Affiliates has acted as or is an agent or employee of or has advised the Subscriber in connection with the investment in the Partnership by the Subscriber; (v) no federal, state, local or foreign agency has passed upon the Interests or made any finding or determination as to the fairness of the Subscriber’s investment; and (vi) any investment returns set forth in the Offering Memorandum or in any supplemental materials thereto are not necessarily comparable to the returns, if any, which may be achieved on investments made by the Partnership.
(ee)        The Subscriber acknowledges that it has received Part 2A of Form ADV of the Manager prior to the Closing Date.
(ff)        If the General Partner determines that the Subscriber (or any beneficial owner of the Subscriber) beneficially owns 20% or more of the voting securities of the Partnership at any time, the Subscriber acknowledges and agrees that it (or such beneficial owner) shall (i) complete and furnish to the General Partner a Rule 506(d) supplement to this Subscription Booklet allowing the General Partner to make the determinations required by Rule 506(d) of Regulation D under the Securities Act and any other applicable laws and regulations, (ii) update such Rule 506(d) supplement as requested by the General Partner from time to time and (iii) promptly notify the General Partner of any change in any such information.
(gg)    The Subscriber has read carefully and understands the privacy statement of the Partnership attached hereto as Annex C.
(hh)        The Subscriber is not subscribing for the Interest as a result of (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet, in each case, relating to the Partnership or (b) any seminar or meeting whose attendees, including the Subscriber, have been invited by any general solicitation or general advertising related to the Partnership.
(ii)        The foregoing representations, warranties and agreements shall survive the Closing Date applicable to the Subscriber.
8.    Unless otherwise agreed by the General Partner in writing, the Subscriber shall, to the fullest extent permitted by applicable law, indemnify each Indemnified Party and the Partnership against any losses, claims, damages or liabilities to which any of them may become subject in any capacity in any action, proceeding or investigation arising out of or based upon any false representation or warranty, or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein, or in any other document furnished to the General Partner or the Partnership by the Subscriber in connection with the offering of the Interests. The Subscriber shall reimburse each Indemnified Party and the Partnership for legal and other expenses (including, without limitation, the cost of any investigation and preparation) as they are incurred in connection with any such action, proceeding or investigation (whether incurred between any Indemnified Party or the Partnership and the Subscriber, or between any Indemnified Party or the Partnership and any third party). The reimbursement and indemnity obligations of the Subscriber under this Section 8 shall survive the Closing Date applicable to the Subscriber and shall be in addition to any liability which the Subscriber may otherwise have (including, without limitation, liabilities under the Partnership Agreement), and shall be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of any Indemnified Party and the Partnership. The parties hereto intend that each Indemnified Party be entitled to be indemnified under this Subscription Agreement, and have the right to enforce such indemnification as though they were parties hereto. Except with respect to each Indemnified Party under this Section 8, a person who is not a party to this Subscription Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (as amended) to enforce any term of this Subscription Agreement. Notwithstanding any other provision of this Subscription Agreement, including the foregoing, the consent of or notice to any person who is not a party to this Subscription Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Subscription Agreement at any time.
9.    The Subscriber acknowledges that it may be required to provide certain information as necessary for the Partnership, any Parallel Fund, any Alternative Investment Vehicle, Intermediate Entity, Portfolio Company or any affiliated entities of the foregoing to enter into, maintain, or otherwise comply with, any agreement contemplated by FATCA (as defined in the Partnership Agreement) or satisfy any requirements imposed by FATCA. By becoming a Limited Partner, the Subscriber further acknowledges and agrees that the Subscriber shall promptly notify the General Partner if there is any change of circumstances that renders the information furnished in this Subscription Agreement in respect of FATCA incorrect. The Subscriber agrees to provide to the General Partner or its agents, upon request, any documentation or other information regarding the Subscriber and its beneficial owners that the General Partner or its agents may require from time to time in connection with the Partnership’s obligations under, and compliance with, applicable laws and regulations including, but not limited to FATCA. By executing this Subscription Agreement, the Subscriber waives any provision under the laws and regulations of any jurisdiction that would, in the absence of such waiver, prevent or inhibit the Partnership’s compliance with applicable law as described in this paragraph including, but not limited to preventing (i) the Subscriber from providing any requested information or documentation, or (ii) the disclosure by the General Partner or its agents of the provided information or documentation to applicable governmental or regulatory authorities.
10.    Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.
11.    This Subscription Agreement is not transferable or assignable by the Subscriber. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its successors and assigns.
12.    This Subscription Agreement and the other agreements or documents referred to herein or in the Partnership Agreement (including any Side Letter) contain the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein and in such other agreements or documents. In the event of a conflict between the terms of this Subscription Agreement, on the one hand, and the terms of the Partnership Agreement or the Side Letter (if applicable), the terms of the Partnership Agreement or the Side Letter, as applicable, shall control. The signature page to this Subscription Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.
13.    This Subscription Agreement and all claims or causes of action that may be based upon, arise out of or related to this Subscription Agreement and the negotiation, execution or performance of this Subscription Agreement (including any claim or cause of action based upon or arising out of or related to any representation or warranty made in or in connection with this Subscription Agreement or as an inducement to enter into this Subscription Agreement) shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without giving effect to any choice or conflict of law provision or rule (whether in the Cayman islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Cayman Islands. In furtherance of the foregoing, the law of the Cayman Islands will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply. To the fullest extent permitted by law, unless otherwise agreed by the General Partner in writing, in the event of any dispute arising out of or relating to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Subscription Agreement or as an inducement to enter into this Subscription Agreement), the parties hereto consent and submit to the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York, to the extent subject matter jurisdiction exists therefor, and the parties irrevocably submit to the exclusive jurisdiction of each of those courts in respect of any such action or proceeding. The Subscriber hereby waives as a defense that any such action, suit or proceeding brought in such courts has been brought in an inconvenient forum or that the venue thereof may not be appropriate and, furthermore, agree that venue in the State of New York for any such action, suit or proceeding is appropriate. UNLESS OTHERWISE AGREED BY THE GENERAL PARTNER IN WRITING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES ARISING UNDER OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. Notwithstanding the foregoing, a

Subscriber which is a Governmental Plan and which has provided the General Partner, prior to the date of its admission as a Subscriber, with a certificate of an officer of its plan administrator stating that such an irrevocable submission to jurisdiction or waiver, as the case may be, would constitute a violation of applicable law or regulation shall not be deemed to have made such an irrevocable submission or waiver, as the case may be.
14.    The Partnership, the General Partner and/or the Manager may provide the Subscriber (or its designated agents) (a) statements, reports and other communications relating to the Partnership and/or the Subscriber’s investment in the Partnership, annual and other updates of the Partnership’s consumer privacy policies and procedures and (b) all communications relating to the General Partner and the Manager (including the Manager’s Form ADV, Part 2, privacy policy and any other communication required under the Advisers Act or otherwise) (collectively, the “Partnership Information”) in electronic form, such as e-mail, in lieu of or in addition to sending such communications as hard copies via fax or mail. E-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. The Partnership, the General Partner and the Manager make no warranties in relation to these matters. The General Partner and the Manager reserve the right to intercept, monitor and retain e-mail messages to and from its systems as permitted by applicable law. If the Subscriber has any doubts about the authenticity of an email purportedly sent by the Partnership, the General Partner or the Manager, the Subscriber is required to contact the purported sender immediately.
15.    Any term or provision of this Subscription Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Subscription Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Subscription Agreement in any other jurisdiction.
16.    The Subscriber hereby constitutes and appoints the General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign and file the Partnership Agreement, any amendments thereto required in order to effectuate any change in the membership of the Partnership or pursuant to the terms of the Partnership Agreement and all such other instruments, documents and certificates which may from time to time be required by the laws of the Cayman Islands, the United States of America, or any state, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership. If at any time the power of attorney granted pursuant to this Section 16 or Section 11.2 of the Partnership Agreement is deemed to be invalid for any reason, the Subscriber agrees to execute and deliver to the General Partner, within ten (10) calendar days after receipt of a request therefor, any documents necessary to grant the General Partner the powers of attorney contemplated in this Section 16 or Section 11.2 of the Partnership Agreement. The power of attorney granted hereby is intended to secure an interest in property and, in addition, the obligation of the Subscriber hereunder, is irrevocable and shall (i) survive and not be affected by the subsequent dissolution, incapacity, disability, death, termination or bankruptcy of the Subscriber granting the same or the transfer of all or any portion of the Subscriber’s interest in the Partnership and (ii) extend to the Subscriber’s successors, assigns and legal representatives.
By executing the signature pages to this Subscription Agreement, the Subscriber agrees to be bound by the foregoing.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT, PROSPECTIVE INVESTOR QUESTIONNAIRE AND ANTI-MONEY LAUNDERING SUPPLEMENT
This page constitutes the signature page for the Subscription Agreement, the Prospective Investor Questionnaire and the Anti-Money Laundering Supplement relating to the offering of Interests in the Partnership. Execution of this signature page constitutes execution of the Subscription Agreement, the Prospective Investor Questionnaire and the Anti-Money Laundering Supplement.
IN WITNESS WHEREOF, the Subscriber has executed and unconditionally delivered this Subscription Agreement, Prospective Investor Questionnaire and Anti-Money Laundering Supplement as a deed this 3rd day of March, 2017.

$10,000,000
Capital Commitment Applied For

In the presence of:	Western World Insurance Company
Name of Prospective Investor (print or type)
/s/ Gene Hammoud
Signature of Witness	By:
(Signature, if individual)
Name: Gene Hammoud
	By:	/s/ Gerald Ayash
Address: 300 Kimball Drive, Suite		(Signature, if executing on behalf of entity)
500, Parsippany, NJ 07054	Name:	Gerald Ayash
	Title:	Senior VP & CFO
By initialing in the space at the right, the Subscriber represents that it is a/an:

Benefit Plan Investor (as defined in the Partnership Agreement)
Initial here
BHC Partner (as defined in the Partnership Agreement)
Initial here
CAI Limited Partner (as defined in the Partnership Agreement)
Initial here
ERISA Partner (as defined in the Partnership Agreement)
Initial here
FOIA Limited Partner (as defined in the Partnership Agreement)
Initial here
Governmental Plan (as defined in the Partnership Agreement)
Initial here
Regulated Plan Partner (as defined in the Partnership Agreement)
Initial here
Electing Partner (as defined in the Partnership Agreement)
Initial here